UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 03/26/2009

Kraton Polymers LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-123747

Delaware	26-3739386
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Pursuant to an agreement dated March 26, 2009 and effective as of March 12, 2009, Shell Chemical LP (“Shell”) and Kraton Polymers U.S. LLC* f/k/a Shell Elastomers LLC (“Kraton”) entered into Amendment Number 2 (“Amendment Number Two (#2) To Isoprene Sales Contract”) to the Sales Contract dated September 11, 1999, as amended December 28, 2008 (“Sales Contract”), pursuant to which Shell sells isoprene to Kraton.

Under the terms of Amendment No. 2 to Isoprene Sales Contract, the period of the Sales Contract under Article 3 ends on December 31, 2009, subject to termination effective on such ending date, or at any subsequent time, by either party giving the other at least eight (8) months’ prior written notice.

We and Shell or affiliates of Shell are parties to a number of other contracts and arrangements, including other sales contracts, an operating agreement and a site services, utilities, materials and facilities agreement, which are described in our annual report on Form 10-K for the year ended December 31, 2008, filed on March 26, 2009.

*	Kraton Polymers U.S. LLC is a wholly owned subsidiary of Elastomers Holdings LLC. Elastomers Holdings LLC is a wholly owned subsidiary of Kraton Polymers LLC.

Item 9.01.	Financial Statements and Exhibits

The following exhibit is filed with the Current Report pursuant to Item 1.01

(c) Exhibit

99.1 Amendment Number Two (#2) To Isoprene Sales Contract dated March 26, 2009, between Kraton and Shell.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Polymers LLC

Date: March 30, 2009	By:	/s/ Stephen W. Duffy
Stephen W. Duffy
Vice President and General Counsel